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                                                                    Exhibit 16.1

                                                                          [Logo]

                                                             Arthur Andersen LLP
                                                             225 Franklin Street
                                                                Boston, MA 02110
                                                               Tel: 617 330 4000
                                                               Fax: 617 439 9731
                                                                www.anderson.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

June 28, 2002

Dear Sir or Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read the first four paragraphs of Item 4 included in the Form 8-K dated June 28, 2002 of Concerto Software, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Anderson LLP

cc:
Mr. Michael J. Provenzano, III
Vice President of Finance and Chief Financial Officer
Concerto Software, Inc.